Filed Pursuant to Rule 424(b)(3)
File No. 333-136249

LIVEPERSON, INC.

Prospectus Supplement No. 1 dated July 3, 2007
to the Prospectus Dated September 25, 2006

The information in this prospectus supplement concerning the selling stockholders amends the statements set forth under the caption “Selling Stockholders” in the prospectus.

The sole purpose of this prospectus supplement is to modify the “Selling Stockholders” section to reflect (i) the distribution of shares of our common stock by TW Investment Holdings LLC, which is listed as a selling stockholder in the prospectus, to its members, and the addition of such members as selling stockholders, (ii) the reallocation of shares of our common stock by Gregg Freishtat, who is listed as a selling stockholder in the prospectus, to an affiliate, and the addition of such affiliate as a selling stockholder, (iii) minor corrections, such as a change of entity name, providing full proper names of entities and individuals and the addition of a spouse’s name to reflect joint ownership, and (iv) the reallocation of shares of our common stock by Genesis Select Corp., which is listed as a selling stockholder in the prospectus, to affiliates, and the addition of such affiliates as selling stockholders.

This prospectus supplement should be read in conjunction with the prospectus, which is required to be delivered with this prospectus supplement. This prospectus supplement is qualified in its entirety by reference to the prospectus except to the extent that the information herein modifies or supersedes the information contained in the prospectus. Except as amended by this prospectus supplement, the “Selling Stockholders” section of the prospectus is not otherwise affected by this prospectus supplement.

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Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 of the prospectus.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

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The information in the following table is presented as of July 3, 2007 and supersedes in its entirety the information in the table appearing under the heading “Selling Stockholders” in the prospectus:

Name	Number of Shares Beneficially Owned Prior to the Offering	Number of Shares Offered Hereby
Gregg Freishtat	429,845	429,845
Number 3 Investment Partners, LLP	419,744	419,744
J. Stephen Hufford	11,076	11,076
Jenny T. Hufford	185	185
David Kassens	2,499	2,499
Neal W. McEwen	7,602	7,602
Albert Dodge McFall, Jr.	3,846	3,846
Jackson L. Wilson, III	26,852	26,852
Abraham Smith	196,185	196,185
Jack Blockley	196,185	196,185
Javad Ra’ed	12,323	12,323
Vikas Rijsinghani	14,279	14,279
Carolyn (Carrie) B. Catlin	4,283	4,283
John H. Casson	3,568	3,568
Paul Kaib	2,284	2,284
Yaron Yaniv	2,420	2,420
Fulmead Ventures Limited	255,181	255,181
Harvey A. Wagner	4,856	4,856
Adviesbeheer GIMV Information and Communication Technology NV	143,995	143,995
Fuqua Venture Partners I, LLC	316,229	316,229
GIMV N.V.	815,980	815,980
Kinetic Ventures VII, LLC (formerly known as Kinetic Ventures II, LLC)	496,087	496,087
Labrador Ventures IV, L.P.	260,172	260,172
MIMES, LLC	102,071	102,071
PAMICA N.V.	172,262	172,262
Hugh S. Asher	70	70
Juliet R. Asher	96	96
James Brian Atkins	126	126
Stephen M. Balton	96	96
Flavio R. Barbosa	60	60
Elizabeth M. Berry	2,979	2,979
Leonard E. Borg, Jr.	3,262	3,262
Phillip J. Corwin	1,118	1,118
Joseph M. Ferguson, III	41	41
First Growth Capital, Inc.	552	552
FJC Growth Capital Corporation	552	552
Robert F. Fogelman	7,162	7,162
Allen R. Graber	3,846	3,846
Jerrold J. Graber	4,601	4,601
Julie E. Graber	2,255	2,255
Martha S. Graber	2,255	2,255

Name	Number of Shares Beneficially Owned Prior to the Offering	Number of Shares Offered Hereby
James Graves	484	484
John P. Imlay, Jr.	20,910	20,910
R. Phillip Jarrell, Jr.	78	78
JF Investments Partnership	989	989
Kirk P. Lakeman	1,118	1,118
Bobye G. List	2,492	2,492
Lucor Partners, Ltd.	96	96
James V. McCloskey	96	96
Memphis Together Partners	2,150	2,150
MSG Partners	192	192
NMF Partners	57	57
Oconee Venture Capital Fund 1 LLC	9,322	9,322
William N. Owen	104	104
Charles C. Pick	104	104
Paul T. Putzel & Judith Z. Putzel TTEES U/T/A Dtd 8/17/87	96	96
Robinson Humphrey Netlanta Fund I, L.P.	192	192
Harry Risinger	96	96
Arthur N. Seessel, III	96	96
Arthur N. Seessel, III Family Trust	96	96
Scott S. Selig	1,118	1,118
Severn Ventures, LLC	192	192
Gerald Silverman	57	57
Craig Stamm	143	143
TTM Ventures, LLC	192	192
Larry F. Wright, Sr.	96	96
Adrian M. Grant	93	93
Chris W. Simpson	728	728
Christopher W. Klaus	929	929
Craig C. Sellars	129	129
Craig H. Kessler and Jodi R. Kessler	231	231
Dubnow Family Ventures, LLC	929	929
Elizabeth W. Abernathy	185	185
Eric W. Hartz and Jennifer L. Hartz	185	185
Eurek Partners, LLC	929	929
Franklin Street Investments, LLC	556	556
Greg Malever	185	185
Jack Shakarshy	11,560	11,560
Jack W. Simpson, Sr. Revocable Trust	3,641	3,641
James N. Hufford Trust	464	464
John A. Richards	8,164	8,164
Leonard J. Grossman	651	651
Marc J. Gorlin Revocable Trust Dated 10/23/98, Marc J. Gorlin, Trustee	278	278
Matthew H. Neuberger and Susan L. Neuberger	260	260
Michael S. Karlin	929	929
NSA Investment Partnership	1,117	1,117

Name	Number of Shares Beneficially Owned Prior to the Offering	Number of Shares Offered Hereby
Randolph W. Salisbury and Julie D. Salisbury	464	464
Raymond D. Gentry & Elizabeth A. Gentry	1,456	1,456
RBC Dain Rauscher as Custodian f/b/o Patrick G. Jones IRA	8,719	8,719
Richard S. Ressler	28,360	28,360
Robinson-Humphrey Netlanta Fund I, L.P.	1,395	1,395
Roy F. Cammarano	464	464
Sandoval, LLC	3,602	3,602
Seraphim Partners, LLC	1,860	1,860
Terry L. Moore, IV	1,706	1,706
Tod Trousdell	185	185
Budd Zuckerman	157,500	157,500
Steven Laird	30,000	30,000
Linda Blakely	750	750
Total	4,238,250	4,238,250